UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7,  2019 (January  7, 2019)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On January 7, 2019, Union Pacific Corporation (the Company) announced its Board of Directors, acting upon recommendation of the Compensation and Benefits Committee, approved the appointment of Jim Vena, as its Chief Operating Officer, effective January 14, 2019.  Mr. Vena will also serve as the Chief Operating Officer of Union Pacific Railroad Company, the principal operating company of the Company.  Mr. Vena, age 60, previously served as Executive Vice President and Chief Operating Officer of Canadian National Railway Company (CN) from February 2013 until his retirement in June 2016.  Mr. Vena served in various positions of increasing responsibility over his forty year career with CN, including as a brakeman, yardmaster, conductor, locomotive engineer, superintendent and region vice-president.  During his tenure at CN, Mr. Vena implemented the Precision Scheduled Railroad model.

Mr. Vena will receive an annual base salary of $600,000.  His annual target bonus opportunity is $750,000, with payout dependent on the Company’s formulaic bonus program under the Company’s 2019 Annual Incentive Plan.  Mr. Vena will receive a $4,000,000 initial new hire equity grant award (the Equity Grant) consisting of 60% performance stock units and 40% stock options, with a two year vesting period, prorated and payable annually based on the Company’s operating income and operating ratio.

As an inducement, the Company agreed that if Mr. Vena’s employment is terminated prior to the end of the Equity Grant vesting period, he will receive, in exchange for a release, a cash payment equal to one year’s base salary as well as a pro-rated share of the Equity Grant determined by the number of months worked versus the twenty-four month retention period, up to a maximum of $1.5 million in equity.  In addition, if the Company materially reduces or changes the responsibilities of the position, Mr. Vena may choose to terminate his employment and will be eligible to retain any vested portion of the Equity Grant.

There is no arrangement or understanding between Mr. Vena and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Vena and any director or executive officer of the Company.  Mr. Vena is not a party to any transaction in which the Company is a participant.

The foregoing description of Mr. Vena’s compensation arrangement is qualified in its entirety by reference to Mr. Vena’s offer letter, which is attached and filed as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On January 7, 2019, the Company issued a press release regarding the appointment of Mr. Vena as Chief Operating Officer.  A copy of the press release is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

99.1Offer Letter accepted by Union Pacific Railroad Company on January 7, 2019 between Union Pacific Railroad Company and Jim Vena.

99.2Press Release of Union Pacific Corporation, dated January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January  7, 2019

UNION PACIFIC CORPORATION

By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Offer Letter accepted by Union Pacific Railroad Company on January 7, 2019 between Union Pacific Railroad Company and Jim Vena.
99.2	Press Release of Union Pacific Corporation, dated January 7, 2019.